Exhibit 32.2

Certification of
Chief Financial Officer
of Granite Broadcasting Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2003 of Granite Broadcasting Corporation (the “Issuer”).

I, Ellen McClain, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

(1)          the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)          the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 11, 2003.

/s/ ELLEN McCLAIN
Ellen McClain